EXHIBIT 21

                            REGISTRANT'S SUBSIDIARIES

     The following table sets forth, at March 30, 1999, the Registrant's significant subsidiaries and other associated companies and their respective incorporation jurisdictions. The Registrant owns 100% of the voting securities of each of the subsidiaries listed below. There are no subsidiaries not listed in the table, which would, in the aggregate, be considered significant.

                                                                STATE OF
ACTIVE SUBSIDIARIES:                                           INCORPORATION
--------------------                                           -------------
Distribution:
A&C Distributors, Inc. (d/b/a Comfortmaker Distribution)          Florida
A/C Equipment and Parts, Inc.                                     North Carolina
Air Supply, Inc.                                                  California
Air Systems Distributors, Inc.                                    Florida
Baker Distributing Co.                                            Florida
Central Air Conditioning Distributors, Inc.                       North Carolina
Central Plains Distributing, Inc.                                 Nebraska
Coastline Distribution, Inc.                                      Florida
Comfort-Aire Distributors, Inc.                                   Florida
Comfort Products Distributing, Inc.                               Missouri
Comfort Supply, Inc.                                              Delaware
Gemaire Distributors, Inc.                                        Florida
H.B. Adams Distributors, Inc.                                     Florida
Heat, Inc.                                                        New Hampshire
Heating & Cooling Supply, Inc.                                    California
Homans Associates, Inc.                                           Massachussetts
Kaufman Supply, Inc.                                              Delaware
NSI Supply, Inc.                                                  Nevada
Superior Supply Company, Inc.                                     Kansas
Superior Supply Company of Oklahoma, Inc.                         Kansas
Three States Supply Company, Inc.                                 Tennessee
Watsco Investments I, Inc.                                        Florida
Watsco Investments II, Inc.                                        Florida
Weathertrol Supply Company                                        Texas
William Wurzbach Co. Inc.                                         California

Discontinued Operations:
Dunhill Personnel System of New Jersey, Inc.                      New Jersey
Dunhill Staffing Systems, Inc.                                    Delaware
Dunhill Staffing Systems of Milwaukee, Inc.                       Wisconsin
Dunhill Temporary Systems, Inc.                                   New York
Dunhill Temporary Systems of Indianapolis, Inc.                   Indiana